Exhibit 23a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-47403, 33-52691, 333-02873, 333-65424, 333-182405, 333-235254, 333-237055 and 333-255763 of Bristol-Myers Squibb Company on Form(s) S-8 of our report dated June 8, 2023 appearing in this Annual Report on Form 11-K relating to the financial statements and supplemental schedule of the Bristol-Myers Squibb Company Puerto Rico, Inc. Savings and Investment Program as of and for the year ended December 31, 2022.

/s/ Withum Smith + Brown, PC

June 8, 2023
Princeton, New Jersey
E-1